Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES ANNOUNCES PRICING OF $500 MILLION

PRIVATE PLACEMENT OF 6.250% SENIOR SECURED NOTES DUE 2028

OKLAHOMA CITY, OK - September 29, 2021 – LSB Industries, Inc. (NYSE: LXU) (“LSB”) today announced that it priced its previously announced offering of $500 million in aggregate principal amount of senior secured notes due 2028 (the “Notes”) which will be sold in a private placement to eligible purchasers. The Notes will be guaranteed on a senior secured basis by all of LSB’s existing subsidiaries and by certain of LSB’s future domestic wholly owned subsidiaries.

The Notes will bear an annual rate of interest of 6.250% and will mature on October 15, 2028. The Notes will be issued at a price equal to 100% of their face value. The Notes and the guarantees will be secured, subject to certain exceptions and permitted liens, (a) on a first-priority basis by a substantial portion of LSB’s and the guarantors’ assets (other than the assets securing LSB’s working capital revolver loan), and (b) on a second-priority basis by certain of LSB’s and the guarantors’ assets that secure LSB’s working capital revolver loan on a first-priority basis, including accounts receivable, inventory, and certain other related assets and proceeds thereof. The closing of this private offering is expected to occur on October 14, 2021, subject to customary closing conditions.

In connection therewith, the Company submitted a conditional notice of redemption to redeem $435 million aggregate principal amount of its 9.625% Senior Secured Notes due 2023 (the “Existing Notes”), representing all of the outstanding Existing Notes, at a redemption price equal to 103.609% of the principal amount thereof, plus accrued and unpaid interest on the Existing Notes redeemed to but excluding the redemption date, which is scheduled for October 29, 2021 (the “Redemption”), subject to consummation of the offering of the Notes.

LSB intends to use the net proceeds from this offering for the Redemption, to pay related transaction fees, expenses and premiums, and, to the extent of any remaining net proceeds, for general corporate purposes. Pending such application of the net proceeds of this offering, they may be invested in highly rated money market funds, U.S. government securities, treasury bills or short-term commercial paper.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes and the guarantees thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes are being offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. This press release is being issued in accordance with Rule 135c under the Securities Act. This press release is not an offer to purchase, a solicitation of an offer to sell or a notice of redemption with respect to the Existing Notes.

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers primarily throughout the United States.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, the offering of the Notes may not ultimately be completed because of general market conditions or other factors, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Company Contact:

Cheryl Maguire, Executive Vice President & CFO

(405) 510-3524

Fred Buonocore, CFA, Vice President of Investor Relations

(405) 510-3550

fbuonocore@lsbindustries.com